                                                   Exhibit 3.1

                    Certificate of Amendment
                             To The
                  Certificate of Incorporation
                               Of
                         AMR Corporation

                 Pursuant to Section 242 of the
        General Corporation Law of the State of Delaware

          We, the undersigned Anne H. McNamara, Senior Vice President and General Counsel of AMR Corporation, and Charles D. MarLett, Corporate Secretary of AMR Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certify as follows:

          1. The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                    "FOURTH: the total number of shares of
                    all classes of stock which the
                    Corporation shall have authority to
                    issue is 770,000,000 shares, of which
                    20,000,000 shares shall be shares of
                    Preferred Stock without par
                    value(hereinafter called "Preferred
                    Stock") and 750,000,000 shares shall be
                    shares of Common Stock of the par value
                    of $1.00 per share (hereinafter called
                    "Common Stock")."

          2. The amendment herein set forth was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          3.   This amendment shall be effective on May 26, 1998.

          IN WITNESS WHEREOF, this certificate has been executed and attested by the undersigned this 26th day of May, 1998.


                                        /s/ Anne H.  McNamara
                                        Anne H.  McNamara
                                        Senior Vice President and
                                        General Counsel

ATTEST:

 /s/ Charles D.  MarLett
Charles D.  MarLett
Corporate Secretary

         CERTIFICATE OF RETIREMENT OF CERTAIN SHARES OF
         SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                               OF

                         AMR CORPORATION

             Pursuant to Section 243 of the General
            Corporation Law of the State of Delaware

          We, Anne H.  McNamara, Senior Vice President and
General Counsel, and Charles D.  MarLett, Corporate Secretary, of
AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), in accordance with the provisions of Section 243 thereof, DO HEREBY CERTIFY:

          FIRST: That 2,040,738 shares (the "Retired Shares") of Series A Cumulative Convertible Preferred Stock ("Series A Convertible Preferred Stock") have been reacquired by the Corporation and that, pursuant to the Certificate of Designation filed with the Secretary of State of the State of Delaware on February 3, 1993, the Retired Shares have been retired as such series and have the status of authorized but unissued shares of the Corporation's capital stock.

          SECOND: That the Certificate of Designation provides that the Retired Shares may be reissued as the Corporation=s preferred stock but prohibits reissuance of the Retired Shares as part of the Series A Convertible Preferred Stock.

          THIRD: This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware in accordance with Section 103 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, we have executed and subscribed
this Certificate and do affirm the foregoing as true under the
penalties of perjury, this   11th   day of January, 1995.

[Seal]
                                   /s/ Anne H.  McNamara
                                   Anne H.  McNamara
                                   Senior Vice President and
                                   General Counsel

ATTEST:

/s/ Charles D.  MarLett
Charles D.  MarLett
Corporate Secretary